Exhibit 99.B(n)(1)(ii)

AMENDED SCHEDULE B

to the

THIRD AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA SEPARATE PORTFOLIOS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

	Classes of Shares
Funds	A	I	P	R6	SMA
Voya Emerging Markets Corporate Debt Fund	N/A	N/A	N/A	N/A	N/A
Voya Emerging Markets Hard Currency Debt Fund	N/A	N/A	N/A	N/A	N/A
Voya Emerging Markets Local Currency Debt Fund	N/A	N/A	N/A	N/A	N/A
Voya Investment Grade Credit Fund	N/A	N/A	N/A	N/A	N/A
Voya Target Retirement 2020 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2025 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2030 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2035 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2040 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2045 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2050 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2055 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2060 Fund	0.25%	N/A	N/A	N/A	N/A
Voya In-Retirement Fund	0.25%	N/A	N/A	N/A	N/A
Voya Securitized Credit Fund	0.25%	N/A	N/A	N/A	N/A

Schedule B Last Approved: November 19, 2015 to add Class A shares and Class R6 shares for Voya Retirement Solution 2020 Fund, Voya Retirement Solution 2025 Fund, Voya Retirement Solution 2030 Fund, Voya Retirement Solution 2035 Fund, Voya Retirement Solution 2040 Fund, Voya Retirement Solution 2045 Fund, Voya Retirement Solution 2050 Fund, Voya Retirement Solution 2055 Fund, Voya Retirement Solution 2060 Fund, and Voya Retirement Solution Income Fund.

Schedule B Last Amended: December 18, 2015 in connection with the name changes of Voya Retirement Solution 2020 Fund to Voya Target Retirement 2020 Fund, Voya

Retirement Solution 2025 Fund to Voya Target Retirement 2025 Fund, Voya Retirement Solution 2030 Fund to Voya Target Retirement 2030 Fund, Voya Retirement Solution 2035 Fund to Voya Target Retirement 2035 Fund, Voya Retirement Solution 2040 Fund to Voya Target Retirement 2040 Fund, Voya Retirement Solution 2045 Fund to Voya Target Retirement 2045 Fund, Voya Retirement Solution 2050 Fund to Voya Target Retirement 2050 Fund, Voya Retirement Solution 2055 Fund to Voya Target Retirement 2055 Fund, Voya Retirement Solution 2060 Fund to Voya Target Retirement 2060 Fund, and Voya Retirement Solution Income Fund to Voya In-Retirement Fund.